UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 26, 2011

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 11, 2011, Mitel Networks Corporation (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). As of the June 30, 2011 record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 53,191,565 shares of the Company’s common stock were outstanding and eligible to vote. A total of 43,053,881 shares voted in person or by proxy at the Annual Meeting. The results of the matters voted on by shareholders at the Annual Meeting are as follows:

1.	Election of Directors

Director	For(1)	Withheld(1)	Broker Non-Votes
Dr. Terence H. Matthews	39,782,924	119,535	3,151,422
Richard D. McBee	39,891,947	10,512	3,151,422
Benjamin H. Ball	39,830,100	72,359	3,151,422
Peter D. Charbonneau	39,850,613	51,846	3,151,422
John-Paul Cossart	39,891,713	10,746	3,151,422
Andrew J. Kowal	39,850,713	51,746	3,151,422
John McHugh	39,891,847	10,612	3,151,422
Norman Stout	37,599,515	2,302,944	3,151,422
Henry L. Perret	39,891,713	10,746	3,151,422
Donald W. Smith	39,877,246	25,213	3,151,422

2.	Appointment of Auditors (Deloitte & Touche LLP)

For	Withheld	Broker Non-Votes
43,034,872	19,009	0

(1)	As the vote for each motion was taken by a show of hands, the number of votes disclosed reflects only those proxies received by management in advance of the Annual Meeting.

Date: September 26, 2011

MITEL NETWORKS CORPORATION

By:	/s/ Gregory Hiscock

Name:	Gregory Hiscock
Title:	General Counsel & Corporate Secretary